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                                                                   EXHIBIT 5.01
                              BUCHANAN INGERSOLL

                           PROFESSIONAL CORPORATION

                                   Attorneys

Carl E. Rothenberger, Jr.                        One Oxford Centre
412-562-8826                                     301 Grant Street, 20th Floor
rothenbergerce@bipc.com                          Pittsburgh, PA 15219-1410

                                                 Telephone: 412-562-8800
                                                 Fax: 412-562-1041

                                October 3, 1997

Adelphia Communications Corporation Main at Water Street Coudersport, PA 16915

Dear Sirs:

  We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia", the "Company" or the "Registrant"), in connection with the proposed exchange (the "Exchange") by the Company of (i) 10 1/2% Series B Senior Notes Due 2004 ("New Notes") for an equal principal amount of its outstanding 10 1/2% Senior Notes Due 2004 ("Old Notes"), and (ii) 13% Series B Cumulative Exchangeable Preferred Stock ("New Preferred Stock") for an equal number of shares of its outstanding 13% Cumulative Exchangeable Preferred Stock ("Old Preferred Stock," and together with the New Preferred Stock, the "Preferred Stock"). Subject to certain conditions, the Company may exchange the Preferred Stock for its 13% Series B Senior Subordinated Exchange Debentures Due 2009 (" Exchange Debentures") which are issuable under an indenture (the "Exchange Indenture") between the Company and Bank of Montreal Trust Company, as trustee ("Exchange Trustee").

  In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and Bylaws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated July 7, 1997, in respect of the Old Notes and the New Notes (the "Indenture"), the Certificate of Designations, in respect of the Old Preferred Stock and the New Preferred Stock, the form of the Exchange Indenture governing the Exchange Debentures, filed as an exhibit to the Registration Statement, and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

  We understand that the New Notes and the New Preferred Stock are to be issued to the holders of the Old Notes and the Old Preferred Stock, respectively, in the Exchange and are to be available for resale by such holders, and that the Company, under certain conditions, may exchange, in whole or in part, the then-outstanding Preferred Stock for Exchange Debentures, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture, the Certificate of Designations and the Exchange Indenture.

  Based on the foregoing, we are of the opinion that:

  1. The issuance of the New Notes and the New Preferred Stock to the holders of the Old Notes and the Old Preferred Stock and the issuance of the Exchange Debentures pursuant to the terms of the
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     Exchange, the Indenture, the Certificate of Designations, and the
     Exchange Indenture, have been duly authorized by proper corporate action of the Registrant.

  2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the New Notes and the New Preferred Stock have been duly issued to and exchanged for the Old Notes and the Old Preferred Stock, and when the Exchange Debentures shall have been duly issued, all in accordance with the terms of the Exchange, the Indenture, the Certificate of Designations, the Exchange Indenture and the Registration Statement, such New Notes and New Preferred Stock and Exchange Debentures will be validly issued and will constitute binding obligations of the Registrant, subject, as to enforcement (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (i) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (ii) waivers as to usury, stay or extension laws may be unenforceable).


  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us in the Prospectus which is a part hereof.

                                        Sincerely,

                                        BUCHANAN INGERSOLL PROFESSIONAL
                                        CORPORATION

                                        By: /s/ Carl E. Rothenberger, Jr.
                                           ----------------------------
                                             Carl E. Rothenberger, Jr.